SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


        Date of Report (Date of earliest event reported): October 1, 2001
                                                          ---------------


                         GLAS-AIRE INDUSTRIES GROUP LTD.
              ----------------------------------------------------
             (Exact name of registrant as specified in its charter)


           Nevada                       1-14244                   84-1214736
 ---------------------------    ----------------------        -----------------
(State or other jurisdiction   (Commission File Number)      (IRS Employer
 of incorporation)                                           Identification No.)


            3137 Grandview Highway, Vancouver, B.C., Canada    V5M 2E9
                --------------------------------------         --------
               (Address of principal executive offices)       (Zip Code)


        Registrant's telephone number, including area code: 604-435-8801
                                                           -------------

                                 Not Applicable
          ------------------------------------------------------------
         (Former name or former address, if changed since last report.)

Item 5.  Stock Repurchase
-------------------------

     Glas-Aire Industries Group Ltd. (the "Company" or "Glas-Aire") announced that it has completed a transaction for the repurchase of all of its shares of common stock owned by Regency Affiliates, Inc. and its wholly-owned subsidiary, Speed.com, Inc. Prior to the transaction, Regency owned 1,215,105 shares of Glas-Aire's common stock and Glas-Aire owned 4,040,375 shares of Regency's common stock. Pursuant to an agreement entered into on September 17, 2001 and amended on October 1, 2001, Glas-Aire acquired 1,215,105 shares of its common stock representing approximately 50% of the issued and outstanding shares of Glas-Aire for $2,500,000 in cash plus 4,040,375 of Regency's common stock, representing approximately 23% of the issued and outstanding shares of Regency. As a result of the transaction, neither Regency nor Glas-Aire owns any stock of the other.

     The purchase price was based on negotiations between the parties and confirmed as to fairness by independent valuation firms hired by respective committees of each of the Boards of Directors of Regency and Glas-Air.

     10.1 Stock Redemption Agreement between Glas-Aire and Regency dated September 17, 2001.

     10.2 Amendment to Stock Redemption Agreement dated October 1, 2001.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            REGISTRANT:

Date:  October 10, 2001                     GLAS-AIRE INDUSTRIES GROUP LTD.



                                            By:  /s/  Omer Esen
                                               -------------------------------
                                                      Omer Esen, Chief
                                                      Financial Officer


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